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                                    EXHIBIT NO. 2


                           STOCK PURCHASE AGREEMENT BETWEEN
                         ONLINE INTERNATIONAL CORPORATION AND
                                    GAMING LOTTERY

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                               STOCK PURCHASE AGREEMENT

                                       BETWEEN

                           ONLINE INTERNATIONAL CORPORATION

                                       - and -

                              GAMING LOTTERY CORPORATION


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    THIS AGREEMENT is made effective as of the 31st day of January, 1997.


A M O N G:



    ONLINE INTERNATIONAL CORPORATION,
    a corporation incorporated pursuant to the laws of the State of Nevada (the "Purchaser")

                                                               OF THE FIRST PART

    - and -


    GAMING LOTTERY CORPORATION
    a corporation duly existing under the laws of British Virgin Islands (the "Vendor")



                                                              OF THE SECOND PART

    IN TORTOLA, BRITISH VIRGIN ISLANDS

    WHEREAS the Vendor shall transfer free and clear of all and any liens and any other encumbrances on the Closing Date (as hereinafter defined) at the Place of Closing (as hereinafter defined) all of its shares in the capital of the Corporation (as hereinable defined) in exchange for the Series A Preferred Shares (as hereinafter defined) to be issued by the Purchaser in an amount equal to the Purchase Price (as hereinafter defined);

    AND WHEREAS the parties hereto are desirous of entering into this Agreement;

    NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and premises herein contained and other good and valuable consideration (the receipt and sufficiency whereof being hereby acknowledged by each party), the parties hereto do hereby covenant and agree as follows:

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1.  DEFINITIONS AND SCHEDULES

1.1 DEFINITIONS. In this Agreement:

"Accounts Receivable" means all accounts receivable and other book debts due or accruing to the Corporation and the full benefit of all security, if any, for such accounts or debts as of the Closing.

"Agreement", "this Agreement", "hereto" and "herein" means this Stock Purchase Agreement and all schedules and exhibits attached hereto, as may be amended from time to time.

"Agreement Date", means the effective date of January 31, 1997.

"Associated Companies" means collectively, PAP and WinTex.

"Associates Shares" means collectively the 49 common shares of PAP and the 49 common shares of WinTex, each representing 49% of the issues shares.

"Best Knowledge" means such knowledge as the Vendor would have after reasonable inquiry of the matter in question.

"Business Day" means a day other than a Saturday or a Sunday or any other day which is a statutory holiday in the State of New York.

"Closing Date" means the date of execution of this agreement.

"Closing" means the consummation of the transaction as herein counterplated.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company Financial Statements" has the meaning attributed thereto in subsection 3.1(m).

"Company Year End" is January 31.

"Contract" means any agreement, indenture, contract, bond, debenture, security agreement, lease, deed of trust, license, option, instrument or other legally binding commitment, whether written or oral.

"Corporation" means Printing Associates Incorporated.

"Encumbrances" means any and all claims, liens, security interests, mortgages, pledges, charges, options, equity interests, encumbrances, proxies, voting agreements, voting trusts, leases, tenancies, easements or other interests of any nature or kind whatsoever, howsoever created.

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"Hazardous Materials" means and includes any hazardous, toxic or dangerous waste, substance or material for the purposes of any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.

"Intellectual Property" means all patents, copyrights, trademarks and trade names, service marks and all software, data bases, trade secrets, know how and other proprietary rights.

"IRS" means the Internal Revenue Service.

"Leased Premises" means the lands and building owned by Suffolk County Industrial Revenue Authority, leased to Cavalry Partners, subleased by the Corporation and located at 150 Laser Court, Hauppauge, New York.

"Losses" means any and all claims, demands, debts, suits, actions, obligations, proceedings, losses, damages, liabilities, decencies, costs and expenses (including without limitation, all reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement).

"Option" means the option granted by Gilberto S. Ocanas to the Corporation pursuant to a stock option agreement dated July 29, 1994 to acquire for a consideration of $36,000 up to an additional 11% of the issued and outstanding shares of Wintex.

"Other Shareholders' Shares" means the shares in PAP and WinTex which are not held by the Corporation, as the case may be, as listed on Schedule 5.

"PAF" means Printing Associates of Florida, Inc.

"PAP" means PAP Security Printing, Inc.

"Pension Plan and Trust" means the corporation's Defined Benefit Plan which was terminated in October 1995.

"Person" means any individual, partnership, company, corporation, unincorporated association, joint venture, trust, the Crown or any other agency or instrumentality thereof or any other judicial entity or person, government or governmental agency, authority or entity howsoever designated or constituted.

"Place of Closing" means the offices of the Vendor at 30 DeCastro Street, Road Town, Tortola, British Virgin Islands.

"Purchase Price" means the consideration described in section 2.1.

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"Series A Preferred Shares" means the 250 Series A Preferred Shares issued by the Purchaser in favour of the Vendor in the total amount of $25,000,000 as consideration of the Purchase Price under the terms and conditions set out in Exhibit A to this Agreement.

"Survival Period" has the meaning ascribed thereto in subsection 5.1.

"Subsidiary Corporation" means a corporation in which the Corporation owns more than 50% of the outstanding voting stock.

"Target Shares" means the 101 common shares in the capital of the Corporation representing 100% of the issued shares of the Corporation.

"Taxes" means all taxes and related governmental charges (including assessments, charges, duties, fees, imposts, levies or other governmental charges) and interest, penalties or additions associated therewith including without limitation, income, capital, real property, personal property, withholding, payroll, unemployment compensation, disability, sales, use, excise and all other taxes and charges of any kind for which the applicable Person may have any liability, whether disputed or not, imposed by the U.S. or any state, municipality, country or foreign government or subdivision or agency thereof.

"Threshold" has the meaning ascribed thereto in subsection 6.3.

"Time of Closing" means 2:00 p.m. (New York time) on the Closing Date or if the Transaction is not completed at such time, then such other time of the Closing Date on which the Transaction is completed.

"Union Agreement" means the agreement between Local 1 Amalgamated Lithographers of America and PA, between November 1, 1993 to October 1, 1996.

"U.S." means the United States of America.

"WinTex" means WinTex International, Inc.

1.2 DISCLOSURE. Any fact or circumstance or combination of facts and/or circumstances disclosed in this Agreement or in any schedules hereto shall be deemed to be disclosed for all purposes of this Agreement.

1.3 ACT. Any reference in this Agreement to any act, by-law, rule or regulation or to a provision thereof shall be deemed to include a reference to any act, by-law, rule or regulation or provision enacted in substitution or amendment thereof.

1.4 TIME. Except where otherwise expressly provided in this Agreement any reference to time shall be deemed to be a reference to Eastern Standard Time.

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1.5 GENDER AND EXTENDED MEANINGS. In this Agreement words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required work and pronoun. For greater certainty and without limitation, in this Agreement the word "shall", has the same meaning as the word will".

1.6 PAYMENT. Any amount to be paid by one Party to the other hereunder shall be paid in cash, by bank or trust company draft or by certified cheque payable at par in New York.

1.7 CURRENCY. All dollar amounts referred to in this Agreement are in U.S.
funds.

1.8 SECTION HEADINGS. The division of this Agreement into sections is for convenience of reference only and shall not effect the interpretation or construction of this Agreement.

1.9 BUSINESS DAY. In the event that the date for the taking of any action under this Agreement falls on a day which is not a Business Day, then such action shall be taken on the next following Business Day.

1.10 SCHEDULES. All Schedules and Exhibits attached hereto form an integral part of this Agreement.

2.  THE TRANSACTION

2.1 PURCHASE PRICE. Subject to the terms and conditions hereof, on the Closing Date, at the Time of Closing, in consideration for the transfer of the Target Shares to the Purchaser, the Purchaser shall pay the Purchase Price as to an amount equal to $25,000,000 by way of the issuance of the Series A Preferred Shares in the amount of $25,000,000 to the Vendor.

2.2 CLOSING. Closing shall occur at the Time of Closing on the Closing Date at the offices of the Vendor in Tortola, British Virgin Islands at the Place of Closing.

2.3 AGREEMENT DATE. This agreement shall be effective as of the 31st day of January, 1997.

3.  COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDOR

3.l COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDOR. The Vendor covenants, represents and warrants to the Purchaser as follows and acknowledges and confirms that the Purchaser is relying upon such covenants, representations and warranties in connection with the Transaction:

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(a) ORGANIZATION OF THE COMPANIES. The Vendor and the Corporation are duly incorporated and validly subsisting under the laws of their jurisdictions of incorporation. The Vendor has the corporate power and authority to own or lease its property and to carry on its business as it is now being conducted. The Corporation has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. Schedule 1 contains a true and complete list of the directors and officers of the Corporation.

(b) ISSUED SHARES. All of the issued and outstanding shares of the Corporation (the Target Shares"), are validly created, allotted and issued as fully paid and non-assessable shares and are as set out in Schedule 2. There are outstanding no other shares, warrants, options, rights or securities convertible into shares or any other evidence whatsoever of an interest in the Corporation.

(c) OWNER OF TARGET SHARES. The Vendor owns beneficially and of record the number of Target Shares shown opposite its name on Schedule 2 and has good and marketable title thereto, free and clear of any Encumbrances. The Vendor has the exclusive right and full power to transfer the Target Shares as herein contemplated, free and clear of any Encumbrances.

(d) OWNER OF ASSOCIATES SHARES. The Corporation is the owner beneficially and of record of the Associates Shares and the Option and has good and marketable title thereto, free and clear of any Encumbrances.

(e) SUBSIDIARIES. Other than PAF which is a wholly owned Subsidiary Corporation of the Corporation and other than the Associated Companies and the Option, the Corporation does not own shares of any other corporation or entity nor any rights, warrants or other securities convertible into shares of any other corporation or entity.

(f) PRIVATE COMPANY. Each of the Corporation, PAF and the Associated Companies is a closed corporation.

(g) CORPORATE AUTHORITY. All requisite corporate actions have been taken by the Vendor to authorize the valid execution and delivery of this Agreement. The Vendor has the requisite power and capacity to execute and deliver this Agreement. This Agreement constitutes a valid and legally binding obligation of the Vendor.

(h) NO VIOLATIONS. The execution and delivery of this Agreement and the observance and performance of the terms and provisions of this Agreement does not and will not require the Vendor or the Corporation to obtain or make any consent, authorization, approval, filing or registration under any law, by-law, rule, regulation, judgement, order, writ, injunction or decree are which binding upon the Vendor or the Corporation.

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(i) LITIGATION. Other than as set out on Schedule 3 there is not pending, or, to the Best Knowledge of the Vendor, threatened or contemplated any suit, action, legal proceeding, litigation or governmental investigation of any sort relating to the Corporation nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis of any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against the Corporation any judgement, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator.

(j) MINUTE BOOKS. The minute books of the Corporation contain accurate and complete copies of its constating documents together with minutes of all meetings of directors, committees and shareholders of the Corporation. There are outstanding no applications or filings which would alter in any way the constating documents or corporate status of the corporation. No resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders of the Corporation except as are contained in the minute books of the Corporation.

(k) BOOKS OF ACCOUNT. To the Best Knowledge the books of account and financial records of the Corporation fairly set out and disclose, in all material respects, the current financial position of the Corporation as at the Closing Date. All transactions involving the Corporation have been recorded in such books and records.

(1) PERMITS AND LICENSES. To the Best Knowledge the Corporation has all necessary permits, certificates, licenses, approvals, consents and other authorizations required to carry on and conduct business and to own, lease or operate its assets at the places and in the manner in which such business is conducted.

(m) FINANCIAL STATEMENTS. The Vendor has delivered to the Purchaser a true copy of the audited consolidated financial statements of the Corporation for the fiscal year ended January 31, 1996 (the Company Financial Statements) and to the Best Knowledge the same:

    (1) Have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with those of the preceding fiscal period.

    (2) Present fairly the assets, liabilities and financial positions of the Corporation and the results of operations for the year then ended.

    (3) Are in accordance with the books and records of the Corporation.

(n) TAXES. To the Best Knowledge except as reserved for in the Company Financial Statements:

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    (1) All returns, including reports of every kind with respect to Taxes, which are due to have been filed by the Corporation in accordance with applicable law, have been duly filed by the date prescribed by law and are complete and accurate.

    (2) All Taxes, deposits or other payments for which the Corporation may have any liability arising prior to Closing have been paid in full or accrued as liabilities for Taxes on the books of the Corporation, as applicable.

(o) FIXED ASSETS. Save and except for equipment leases, the Corporation has good and marketable title to all of its fixed assets free and clear of all Encumbrances other than as reflected on the Company Financial Statements. All of such fixed assets are used or useful in or necessary for the conduct of business of the Corporation. To the Best Knowledge such assets are in good working order and condition and are in a good state of repair and maintenance, reasonable wear and tear only excepted. The assets reflected in the balance sheet contained in the Company Financial Statements constitute all of the property and assets, real, personal and mixed, tangible and intangible, including without limitation, contract rights, as are used or useful in or are necessary for the conduct of the business in accordance with present practices.

(p) EMPLOYEE PLANS AND ARRANGEMENTS. To the Best Knowledge, all employee contracts, plans and arrangements of the Corporation are in good standing and the Corporation has made all payments required to be made by it in connection therewith; all employee plans requiring funding on the part of the Corporation are fully funded; no notice has been received by the Corporation of any complaints filed by any employees against the Corporation claiming that the Corporation has violated any applicable employee or human rights or similar legislation in any jurisdiction in which the Corporation or the carries on business or of any complaints or proceedings of any kind involving the Corporation or any of the employees of the Corporation or before any labor relations board; there are no outstanding orders or charges against the Corporation and under applicable heath and safety legislation in any other jurisdiction in which the Corporation pursuant to any applicable workers' compensation legislation in any jurisdiction in which the Corporation carries on business; other than the Union Agreement, the Corporation has made no agreements with any labor union or employee association or made commitments to or conducted negotiations with any labor union or employee association with respect to any future agreements; except for the Pension Plan and Trust, and management agreements with Stanley James White, Victoria Danseglio, Alfred Banderieni and Reugg Quibell there is no agreement or practice with respect to the Corporation, relating to the payment of any management, or any bonus, pension, share of profits or retirement allowance or any insurance, health or other employee benefit.

(q) PENSION PLAN AND TRUST AND UNION AGREEMENT. To the Best Knowledge there are no existing liabilities under the Union Agreement, and the Corporation's Pension Plan and Trust was terminated in October 1995. The Corporation may be called upon to make contributions beyond the vested liability.

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(r) DEFAULT OF CONTRACTS. To the Best Knowledge, the Corporation has performed all obligations required to be performed by it to the extent performance is due and is entitled to all benefits under and the Corporation is not in default or alleged to be in default in respect of any Contract relating to its business to which it is a party or by which it is bound.

(s) COMPLIANCE WITH LAWS. To the Best Knowledge the Corporation has conducted and is now conducting its business in compliance with all statutes, regulations, by-laws, orders, covenants, restrictions or plans of all federal, state or municipal authorities, agencies or boards applicable to such business.

(t) ENVIRONMENTAL MATTERS. To the Best Knowledge, the Corporation is not in material violation of any applicable federal, state, local or other law, regulation or order or any requirement of any governmental authority relating to, without limitation, its operations, products, manufacturing processes, advertising, sales or employment practices, wages and hours, safety, health or welfare, product safety or civil rights. Without limiting the generality of the foregoing to the Best Knowledge:

    (1) the Corporation has at all times conducted its business in compliance with all environmental laws and all regulations, orders and permits issued by any governmental authority with jurisdiction business.

    (2) No event has occurred which, with the passage of time or the giving of notice or both, would constitute non-compliance by the Corporation with such environmental laws.


    (3) No Hazardous Material has been placed, held, located, used or disposed of, on, under or at the Leased Premises and no part of the Leased Premises has been used by the Corporation as a dumpsite with environmental laws.

    (4) The Corporation has not caused or permitted the discharge of any Hazardous Wastes or substances or toxic wastes or substances into the natural environment or into any workplace operated by the Corporation.

    (5) The Corporation has not generated, stored, labelled, transported, disposed of or released dangerous goods, hazardous wastes or substances, toxic wastes or substances, toxic wastes or substances, on the Leased Premises except in compliance with all applicable federal, state and local laws, rules, regulations or ordinances and the Leased Premises have not been used by the Corporation to the Best Knowledge of the Vendor, in such a manner as to cause a violation of or to give rise to a removal or restoration obligation under any statute, ordinance, order, decree or under the law of any federal, state, municipal or other governmental body or agency have jurisdiction.

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    (u) FINDERS FEE. All negotiations relating to this Agreement and the
    Transaction have been carried on by the Vendor directly with the Purchaser without the intervention of any other Person on behalf of the Vendor in such a manner as to give rise to any valid claim against the Corporation and/or the Purchaser for a brokerage commission, finder's fee or other like payment.

4.  COVENANTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1 COVENANTS, REPRESENTATIONS AND WARRANTIES. Purchaser hereby covenants, represents and warrants to the Vendor as follows and acknowledges and confirms that the Vendor is relying upon such covenants, representations and warranties in connection with the Transaction:

    (a) ORGANIZATION. Purchaser is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, has the corporate power and authority to carry on its business as it is now being conducted and to execute, deliver and perform its OBLIGATIONS under this Agreement.

    (b) CONSENTS TO BE OBTAINED. Purchaser has obtained all consents, approvals or authorizations and has effected or will have effected all filings with regulatory authorities that are required in connection with the Transaction.

    (c) CORPORATE AUTHORITY. All requisite corporate actions have been TAKEN BY THE Purchaser to authorize the valid execution and delivery of this Agreement and the consummation of the Transaction including without limitation, the issue of the Convertible Note Payable.

    (d) AGREEMENT ENFORCEABLE. This Agreement constitute a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

    (e) ACTIONS - PURCHASER. There is not pending or, to the Best Knowledge of the Purchaser, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort against the Purchaser.

    (f) FINDERS FEES. All negotiations relating to this Agreement and the Transaction have been carried on by the Purchaser directly with the Vendor without the intervention of any other Person on behalf of the Purchaser in such a manner as to give rise to any valid claim against the Vendor for a brokerage commission, finder's fee or other like payment.

    (g) FULL DISCLOSURE. The Purchaser has been provided with full disclosure as to the business affairs of the Corporation, that it has had full opportunity to examine the books, records and contracts of the Corporation and that it has had the benefit of independent legal advise in the negotiations and completion of the within transaction.

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    (h) REGULATION S. In the event the Purchaser or any successor entity or any of its subsidiaries independently, directly or indirectly, becomes or enters into any reorganization, reincorporation, transaction, merger or acquisition wherein it becomes a US publicly traded company ("the Company") then and in that event the Vendor or its assignees shall have the right to convert its Series A Preferred Shares into common shares of the Company to be issued pursuant to SEC Regulation S and pursuant to the conversion terms and conditions of the Preferred Shares.

5.  SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

5.1 SURVIVAL. No investigations made by or on behalf of any Party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any covenant, representation or warranty made by any Party. No waiver by any Party of any condition, in whole or in part, shall operate as a waiver of any other condition. The covenants, representations and warranties contained in Articles 3 and 4 respectively or in any certificate or other document delivered in connection with the Closing shall survive the making of this Agreement and the Closing for a period of 1 year following the Closing Date, except for subsection 3. l(n) which shall survive until the expiration of the applicable legislation, together with waivers thereof, (the "Survival Period"); provided, however, that if a claim for a breach of any such covenant, representation or warranty is brought prior to the expiration of the applicable Survival Period such covenant, representation or warranty shall, for the purposes of such claim, survive the applicable Survival Period until such claim it is finally resolved and all obligations with respect thereto have been fully satisfied.

6.  INDEMNITY

6.1 INDEMNITY BY THE VENDOR. The Vendor agrees to indemnify and save harmless the Purchaser from all Losses actually incurred by the Purchaser as a result of any breach by the Vendor or any inaccuracy of any covenant, representation or warranty contained in this Agreement.

6.2 INDEMNITY OF PURCHASER. Purchaser agrees to indemnify and save harmless the Vendor from all Losses actually incurred by the Vendor as a result of any breach by the Purchaser or any inaccuracy of any covenant, representation or warranty contained in this Agreement.

6.3 MINIMUN INDEMNIFICATION CLAIM. Notwithstanding the provisions of subsection
6.1 and 6.2, as applicable, the obligation of the Vendor, as the case may be, to indemnify in respect of any of the matters described in subsection 6.1, as the case may be, shall become applicable only when the Losses actually incurred by the Purchaser in the aggregate exceed $500,000 (the threshold.). Once the Threshold has been exceeded, the obligations of indemnification with respect to such matters shall apply to any and all Losses to the extent that the Losses exceed the Threshold up to a maximum of $2,000,000.

6.4 SUPPLEMENTAL RIGHTS. The rights and benefits provided in this Article are supplemental to and are without prejudice to any other rights, actions or causes of action which may arise pursuant to any other section of this Agreement or pursuant to applicable law.



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7.  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS AT CLOSING

7.1 CONDITIONS PRECEDENT. All the obligations of the Purchaser to acquire the Target Shares at the Closing under this Agreement are subject to the fulfilment (or waiver in writing by Purchaser) prior to or at the Closing of each of the following conditions:

    (a) ACTIONS, ETC. All actions, proceeding, instruments and documents required to carry out the Transaction including with out limitation the purchase of the Target Shares at the Closing shall have been approved by Purchaser and its counsel acting reasonably and Purchaser shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents as Purchaser and its counsel shall have requested.

    (b) TITLE. The title of the Vendor to the Target Shares, the legality of the incorporation and organization of the Corporation, the due creation and issuance as fully paid of the Target Shares and all corporate proceeding of and all other matters which in the opinion of counsel to Purchaser are material in connection with the Transaction shall be subject to the favourable opinion of such counsel.

    (c) CORPORATE AUTHORIZATIONS. The Vendor shall have delivered to Purchaser evidence reasonably satisfactory to counsel to Purchaser that all necessary corporate authorizations authorizing and approving the Transaction have been obtained.

    (d) NO ORDERS. No order of any court or administrative agency shall be in effect which restrains or prohibits the Transaction and no suit, action, inquiry, investigation or proceeding in which it will be or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Transaction and which in the judgement of Laser makes it inadvisable to proceed with the consummation of the Transaction shall have been made, instituted or threatened by any Person.

    In case any of the foregoing conditions cannot be fulfilled at or before the Time of Closing to the satisfaction of Purchaser, Purchaser may rescind this Agreement by notice to the Vendor and in such event each of the Parties shall be released from all obligations hereunder. Provided however that any such conditions may be waived in whole or in part by Purchaser without prejudice to Purchaser's rights of rescission in the event of the non-fulfilment of any other condition or conditions, and such waiver to be binding on Purchaser only if the same is in writing.

8.  CONDITIONS PRECEDENT TO THE VENDOR OBLIGATION AT CLOSING

8.1 CONDITIONS PRECEDENT. All obligations of the Vendor to transfer the Target Shares at the Closing under this Agreement are subject to the fulfilment (or waiver in writing by the Vendor) prior to or at the Closing of each of the following conditions:

    (a) ACTIONS, ETC. All actions, proceedings, instruments and documents required to carry out the Transaction including without limitation, the issue of the Series A Preferred Shares and all other related legal matters shall have been approved by the Vendor and its counsel shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents that the Vendor and its counsel shall have requested.

    (b) CORPORATE AUTHORIZATIONS. Purchaser shall deliver to the Vendor evidence satisfactory to the Vendor's counsel that all necessary corporate authorizations by the Purchaser approving the Transaction have been obtained.

    (c) NO ORDERS. No order of any court or administrative agency shall be in effect which restrains or prohibits the Transaction and no suit, action, inquiry, investigation or proceeding in which it will be or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Transaction and which in the judgment of Vendor makes it inadvisable to proceed with the consummation of the Transaction shall have been made, instituted or threatened by any Person.

    In case any of the foregoing conditions cannot be fulfilled at or before the Time of Closing to the satisfaction of the Vendor, the Vendor may rescind this Agreement by notice to Purchaser and in such event each of the Parties shall be released from all obligations hereunder. Provided however that any such conditions may be waived in whole or in part by the Vendor without prejudice to the Vendor's rights of rescission in the event of the non-fulfilment of any other condition or conditions, any such waiver to be binding on the Vendors only if the same is in writing.

9.  MISCELLANEOUS

9.1 TENDER. Any tender of documents or money hereunder may be made upon the Parties or upon their respective solicitors as set forth herein.

9.2 NOTICE. All notices, requests, demands or other communications by the Parties required or permitted to be given by one Party to another shall be given in writing by personal delivery, by facsimile or by registered or-certified mail, delivered to such other Party as follows:

              (a)  Vendor at:
                   30 DeCastro Street
                   Road Town, Tortola
                   British Virgin Island

                   Attention:          Larry Weltman, Executive Vice President
                   Facsimile Number:   (809) 494-6583

              (b)  to the Purchaser at:

                   Online International Corporation
                   150 Laser Court
                   Hauppauge, New York 1 1788

                   Attention:          James D. Russell, President
                   Facsimile Number:   (516) 231-7601

or at such other address or telecopier number as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, if personally delivered, on the date telecopied (with receipt confirmed) if telecopied and received at or prior to 5:00 p.m. Iocal time and, if not, on the next Business Day and if mailed, on the date received as certified.

9.3 FURTHER ASSURANCES. The Parties shall sign such other papers, cause such meetings to be held, resolutions passed and by-laws enacted and exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

9.4 GOVERNING LAW. The validity, interpretation, performance and enforcement of this Agreement and the rights of the parties hereunder shall be construed and enforced in accordance with the laws of the State of New York, without regard to choice of law rules, and the parties irrevocably attorn to the jurisdiction of British Virgin Islands.

Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in British Virgin Islands. Such arbitration shall be in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The Prevailing party in a claim or controversy arising out of or relating to this Agreement shall be entitled to recover all reasonable attorney's fees, costs of arbitration, and court costs, from the Losing Party.

9.5 CONFIDENTIALITY. The Parties agree that the terms of this Agreement and all of the documents to be delivered on Closing shall be retained in the strictest confidence and not be disclosed to any third party other than for the purposes of filing income tax returns, or for complying with an Order of a court of competent jurisdiction; provided the Vendor shall be at liberty to comply with the requirements of regulatory authorities including but not limited to The Toronto Stock Exchange, the Ontario Securities Commission; and the Securities and Exchange Commission of the United States; provided the Purchaser shall be at liberty to comply with any Governmental Agency with regulatory authority over the operations or affairs of the Corporation in response to a request for the production of records, provided however that the Purchaser gives the Vendor notice of such request prior to the production of records of the terms of this Agreement and cooperates with the Vendor in any proceedings as may be undertaken by the Vendor to set aside such request.

9.6 EXPENSES. All out-of-pocket expenses incurred by the Vendor in connection with the Transaction shall be borne by the Vendor and all out-of-pocket expenses incurred by Purchaser and Corporation in connection with the Transaction shall be borne by Purchaser and Corporation respectively.

9.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Parties with respect to all of the matters herein. This Agreement supersedes any and all agreements, understandings and representations made among the Parties prior to the date hereof with respect to all of the matters herein. This Agreement shall not be amended except by a memorandum in writing signed by all of the Parties and any amendment hereof shall be null and void and shall not be binding upon any Party which has not given its consent as aforesaid.

9.8 ASSIGNMENT. No Party may assign this Agreement or any part hereof without the prior written consent of the other Party which consent may not be unreasonably withheld. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, legal representatives, successors and assign, but no other Person. Notwithstanding the foregoing the Vendor shall be entitled to assign the Series A Preferred Shares in accordance with the terms thereof.

9.9 INVALIDITY. In the event that any of the covenants, representations and warranties or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or invalid, covenant, representation and warranty or covenant or portion thereof shall be severable from the remainder of this Agreement.

9.10 COUNTERPART. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts when taken together shall constitute one and the same original agreement which shall be binding on the Parties hereto.

    IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the 30 day of Janaury, 1997.



WITNESS                                ONLINE INTERNATIONAL CORPORATION


Per:  /s/  Lance Hylton                Per: /s/ James D. Russell
    ------------------------------          ---------------------------


Name:    LANCE HYLTON B.V.I            Name:  JAMES D. RUSSELL
    ------------------------------          ---------------------------

                                       Title:  PRESIDENT
                                             --------------------------



                                       GAMING LOTTERY CORPORATION

                                       Per:  /s/Larry Weltman
                                            ---------------------------

                                       Name:  LARRY WELTMAN
                                            ---------------------------

                                       Title:  EXECUTIVE VP
                                             --------------------------

[SEAL]

                                      EXHIBIT A

                              SERIES A PREFERRED SHARES

                          ONLINE INTERNATIONAL CORPORATION
                               (A Nevada Corporation)

                        SERIES A PREFERRED SHARE CERTIFICATE

CERTIFICATE NO: 1                                                NO. SHARES: 250

    THIS CERTIFIES that GAMING LOTTERY CORPORATION is the owner of TWO HUNDRED FIFTY (250) fully paid and nonassessable shares of the Series A Preferred Stock of ONLINE INTERNATIONAL CORPORATION, a corporation organized under the laws of the State of Nevada, transferable on the books of the corporation by the holder hereof, in person or by duly authorized attorney, or surrender of this certificate properly endorsed.

         RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS



    The rights, preferences, privileges and restrictions of these shares Series "A" Preferred Shares (the "Shares") are as follows:

    1. DIVIDENDS: A fixed, preferential non-cumulative cash dividend rate of five percent (5%) payable semi-annually and to commence thirty (30) months from the date hereof. This dividend rate to be adjusted to reflect any reorganization of the present capitalization structure of the corporation.

    2. LIQUIDATION PREFERENCE: The preferential right to participate in any distribution or liquidation or dissolution of the corporation.

    3. LIMITED VOTING RIGHTS: Except as specifically set forth here in Paragraph 11, these Shares shall not have the right to vote in the same manner and on the same corporate matters as the holders of common stock of the corporation.

    4. CONVERSION RIGHTS: The right to convert all or any portion thereof of the Shares into shares of common stock at a conversion rate of one 11) preferred share for 16,667 common shares utilizing a $6.00 per share conversion rate as the capitalization of the corporation as of the date hereof with said rate to be adjusted to reflect any reorganization of the capitalization structure of the corporation. This right to convert all or any portion thereof of the Shares shall remain with the Holder or its transferees or assignees in perpetuity.

    5. CONVERSION DATE: The Conversion Date for this Shares shall commence thirty (30) days after the date hereof.

    6. MANNER OF EXERCISE OF CONVERSION RIGHTS: In order to exercise the conversion rights of these Shares, the Holder of said Shares must give written notice to the corporation no earlier than ten (10) days after the Conversion Date of its intention to exercise its conversion rights.

    7. RESERVATION OF COMMON STOCK: The corporation shall, at all times during the period which the Holder of the Shares has the right to convert the Shares to common shares of the corporation, reserve and keep available out of its authorized but unissued common shares, such amount of its duly authorized shares of common stock as shall be necessary to effect the conversion of these Shares.

    8. CONVERSION LIMITATIONS: The Holder of these Shares shall only be permitted to convert that amount of its Shares which would result after such conversion with the Holder then owning a maximum of twenty percent (20%) of the then issued and outstanding common shares of the corporation. The Holder may cumulatively convert a total amount of its Shares which will result in the Holder having cumulatively owned common shares in excess of this twenty percent (20%) limitation. However, upon the completion of any single conversion transaction, the Holder will be limited to a then present ownership of a maximum of twenty percent (20%) of the issued and outstanding common shares of the corporation. However, in the event the corporation is in breach of any of its obligations as set forth herein in Paragraph 10, the conversion rights of the Holder shall not be subject to the conversion limitations set forth in this Paragraph 6.

    9. ISSUANCE OF SHARES PURSUANT TO REGULATION S: The shares of common stock that are to be issued to the Holder of the Shares resulting from the exercise of its conversion rights, shall be issued pursuant to SEC Regulation S if the converting Holder is a "non-U.S. person" and further satisfies all of the other conditions of SEC Regulation S.

    10. CONDITIONS, OBLIGATIONS AND REQUIRED APPROVALS: The corporation shall be required to provide the Holder of the Shares the documents set forth below and to refrain from certain corporate actions unless the corporation obtains the prior written approval of no less than fifty-one percent (51% of the issued and outstanding Series A Preferred Shares:

        1. FINANCIAL STATEMENTS: To provide the Holder with copies of all regularly prepared quarterly and annual financial statements of the corporation.

        2. ACCESS TO BOOKS AND RECORDS: To provide the Holder with reasonable access for review, inspection and copying of the corporation's books and records.

        3. APPOINTMENT AND COMPENSATION OF OFFICERS: To obtain the written approval of the Holder for the appointment and compensation of all officers and management and supervisory personnel of the corporation, including but not limited to its executive officers.

        4. CAPITAL EXPENDITURES: To make no capital expenditures in excess of $100,000 without the prior written approval of the Holder.

        5. ACQUISITIONS AND MERGERS: To make no acquisitions and/or mergers with other entities without the prior written approval of the Holder.

        6. ISSUANCE OF SECURITIES AND ADJUSTMENT TO CAPITAL STRUCTURE: To issue any shares of common stock or other securities, incur any debt other than ordinary trade creditors, declare any type of stock or cash dividend or make any adjustment to the capitalization of the corporation without the prior written approval of the Holder.

        7. POSITIVE SHAREHOLDER EQUITY: To maintain at all times both a positive shareholder equity and positive working capital.

    11. BREACH OF CONDITIONS AND OBLIGATIONS: In the event of a breach of any of the conditions set forth above in Paragraph 10 on the part of the corporation and/or the corporation fails to obtain the required approvals of the Holders as further set forth above in Paragraph 10, the corporation shall be deemed to be in "default" and the Holder hereof shall be entitled to exercise the following rights with respect to its Shares:

        1. VOTING RIGHTS: The Shares shall have the same voting rights as the common shares of the corporation and shall not be subject to the provisions of Paragraph 3 herein.

        2. CONVERSION RIGHTS: The Holder hereof shall be entitled to convert any portion up to the entire amount of its Shares and shall not be subject to the conversion limitations set forth in Paragraph 8 herein.

    12. TRANSFERABILITY OF SHARES: The Holder of these Shares shall have the absolute right to transfer or assign all or any portion thereof of the Shares. The transferee or assignee of the Shares shall have all of the rights, preferences and privileges of the Shares and shall be subject to the same restrictions of said Shares.

    IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and its corporation seal to be hereunder affixed this 23 day of January, 1997.



/s/ J. Russell                          /s/ Victoria Danseglio
------------------------------         ------------------------------
PRESIDENT                                   SECRETARY

                        Receive in Tortola, BVI
                             January 30/97
                                                              [SEAL]

                                   SCHEDULE 1

                             DIRECTORS AND OFFICERS

DIRECTOR
Stanley James White

OFFICERS

President and CEO            Stanley James White

Treasurer/Secretary
Vice President Finance       Victoria Danseglio

                                   SCHEDULE 2

                ISSUED AND OUTSTANDING SHARES OF THE CORPORATION

ISSUES AND OUTSTANDING
101 COMMON SHARES ----                               GAMING LOTTERY CORPORATION

AUTHORIZED
200 COMMON SHARES

                                 [LOGO]
 NUMBER                                                   SHARES
|      |                                                 |       |
 ------                                                   -------

       INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

                 PRINTING ASSOCIATES INCORPORATED

        The Corporation is Authorized to Issue 200 Shares

THIS CERTIFIES THAT:  GAMING LOTTERY CORPORATION IS THE OWNER OF
ONE HUNDRED --------------------------------- FULLY PAID AND NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY A DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.
IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION.
DATED OCTOBER 23, 1996
      ----------------

/s/ Jim White                            /s/ [ILLEGIBLE]
------------------------------         ------------------------------
    PRESIDENT                               SECRETARY
------------------------------         ------------------------------
                               [SEAL]
                                          SEE TRANSFER RESTRICTIONS ON REVERSE

NOTICE: RESTRICTIONS ON TRANSFER

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL. ANY OFFER OR DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.
    TEN COM -- as tenants in common                       UNIF GIFT MIN ACT                   Custodian                     (Minor)
                                                                          -------------------         --------------------
    TEN ENT -- as tenants by the entireties                      under Uniform Gifts to Minors Act                           (State)
                                                                                                 ----------------------------
    JT TEN  -- as joint tenants with right of survivorship
               and not as tenants in common                                                PLEASE INSERT SOCIAL SECURITY OR OTHER
                                                                                                IDENTIFYING NUMBER OF ASSIGNEE
                                                                                            -------------------------------------
FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO               |                                     |
                                                                                           |                                     |
---------------------------------------------------------------------------------------------------------------------------------
          PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                           SHARES
---------------------------------------------------------------------------------------------------------------------------

REPRESENTED BY THE WITHIN CERIFICATE, AND HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS
                                                                                      -------------------------------------------
                                                                                                    ATTORNEY TO TRANSFER THE SAID
----------------------------------------------------------------------------------------------------
SHARES ON THE BOOKS OF THE WITHIN-NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.
DATED
      -------------------------
                 IN PRESENCE OF       ------------------------------------

/s/ [ILLEGIBLE]
----------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.

                                 [LOGO]
 NUMBER                                                   SHARES
|      |                                                 |       |
 ------                                                   -------

           INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

                     PRINTING ASSOCIATES INCORPORATED

           The Corporation is Authorized to Issue 200 Shares

THIS CERTIFIES THAT:  GAMING LOTTERY CORPORATION IS THE OWNER OF
ONE ----------------------------------------- FULLY PAID AND NON-ASSESSABLE
SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY A DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.
IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION.
DATED December 16, 1996
      -----------------

/s/ Jim White                           /s/ Victoria S. Danseglio
------------------------------         ------------------------------
    PRESIDENT                               SECRETARY
------------------------------         ------------------------------
                               [SEAL]
                                          SEE TRANSFER RESTRICTIONS ON REVERSE

                                  SCHEDULE 3

                      LITIGATION AND PENDING LITIGATION

The Corporation has been in dispute with Hilbert Ocanas, the President and Chief Executive Officer, of Wintex, who together with his spouse owns 60% of the outstanding common shares of Wintex, over the management of Wintex. To date the Corporation has not been successful in negotiating an amicable ownership and management arrangement of Wintex. Furthermore Hilbert Ocanas has threatened the Corporation that it has violated a stockholders' agreement and may be binding to him under certain buy/sell clauses. The Purchaser acknowledges that it, has been provided with all documentation and correspondence relating to this matter, and has been involved in recent attempts to negotiate a settlement with Hilbert Ocanas, and as such has full knowledge of all the issues, threats and problems pertaining to this matter.

                                [LETTERHEAD]

                             Graham & James LLP



January 24, 1997



Online International Corporation
c/o Printing Associates Incorporated
150 Laser Court
Hauppauge, New York 11788
Attention: James Russell

RE: PRINTING ASSOCIATES INCORPORATED

Ladies and Gentlemen:

We have served as counsel to Gaming Lottery Corporation, an Ontario, Canada corporation ("GLC"), which owns the stock of Printing Associates Incorporated, a New York corporation (the "Company"), as of the date hereof. This opinion is delivered to you at the request of the Company in connection with that certain Stock Purchase Agreement to be entered into between GLC and you.

For purposes of this opinion, we have examined originals or copies of only the following documents, records and instruments:

    (a) The Certificate of Incorporation of the Company filed on September 20, 1994, as amended by the Certificate of Merger of Printing Associates Incorporated and Printing Associates of New York, Inc. filed on September 22, 1994 (the "Certificate of Incorporation"), certified to us by an officer of the Company as being complete and in full force and effect as of the date hereof;

    (b) The Bylaws of the Company (the "Bylaws") adopted on April 27, 1995, certified to us by an officer of the Company as being complete and in full force and effect as of the date hereof;

Online International Corporation
January 24, 1997
Page 2


    (c) Records of proceedings of the Board of Directors and shareholders of the Company, together with the stock book and transfer ledger of the Company, all as certified by an officer of the Company;

    (d) A certificate dated as of the date of this opinion from an officer of the Company (the "Certificate"), with respect to certain matters, including the matters referred to in (a), (b) and (c) above, a copy of which is attached hereto; and

    (e) A Good Standing Certificate dated January 22, 1997, issued by the Secretary of State of the State of New York with respect to the Company.

We have not reviewed any documents for the purposes of this opinion other than items (a) through (e) above.

                               ASSUMPTIONS

For purposes of rendering this opinion, we have assumed the following:

     A. AUTHENTICITY AND RECORDING. All signatures are genuine and all documents submitted to us as originals are complete and authentic. All documents submitted to us as copies conform to the executed originals.

     B. ACCURATE INFORMATION. The information contained in the Certificate, and in certificates of public officials, including, without limitation, that described in item (e) above, is true and complete.

     C. FACTUAL MATTERS. The Board of Directors of the Company has not appointed any bank or trust company as transfer agent and/or registrar since the Company's incorporation. Printing Associates Incorporated (the "Constituent Corporation"), one of the constituent corporations in the merger (the "Merger") between the Constituent Corporation and the Company (formerly known as "Printing Associates of New York, Inc.") effective as of September 22, 1994, did not own

Online International Corporation
January 24, 1997
Page 3

any real property in the State of New York immediately prior to the effective date of the Merger.

                                  OPINION

Based solely upon the foregoing and on our examination of such questions of law we have deemed necessary or appropriate for the purpose of this opinion, and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that:

    1. The Company is a corporation validly existing under the laws of the State of New York.

    2. The authorized capital stock of the Company consists of 200 shares, of which 101 shares are issued and outstanding.

    3. Gaming Lottery Corporation is the record holder of all of the issued and outstanding shares of capital stock of the Company (the "Shares"). The Shares have been duly authorized, validly issued and are fully paid and nonassessable (subject to Section 630 of the New York Business Corporation Law).

                        QUALIFICATIONS AND LIMITATIONS

The opinions rendered herein are subject to and qualified in all respects by the following qualifications and limitations:

    a. We are members of the Bar of the State of New York and our opinion is limited to the laws of the State of New York presently in force and we express no opinion as to the applicability or effect of the laws of any other jurisdiction.

    b. The foregoing opinions, to the extent they relate to the organization and existence of the Company, including without limitation the opinion set forth in Paragraph 1 above, are based solely upon our review of the Certificate of Incorporation and the Bylaws, the Certificate, the certificate identified in item (e) above, and the records identified in item (c) above.

Online International Corporation
January 24, 1997
Page 4

    c. Our opinion expressed in Paragraph 3 above as to the fully paid and nonassessable status of the outstanding shares of capital stock of the Company is based solely upon the statement set forth in the Certificate to the effect that the Company received full and adequate consideration for all outstanding shares of its capital stock.

This opinion is rendered to you in connection with the sale to you of the Shares pursuant to the Purchase Agreement and is for your exclusive benefit. This opinion may not be relied upon by you for any other purpose and, without our prior written consent, may not be relied upon by or furnished or quoted to any other person, firm or corporation for any purpose. Neither you nor any other person to whom we may grant our consent to rely upon this opinion may rely upon any portion of this opinion which such person knows to be false or has information which would make reliance upon such portion of the opinion unreasonable in the circumstances. This opinion speaks only as of its date. We have no obligation to advise you (or any other person) of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis, a legal conclusion or an informational confirmation contained herein.

Very truly yours,


/s/ Graham & James LLP

                                   RECEIPT


THE UNDERSIGNED hereby acknowledges receipt of Stock Certificate No. 4 issued in the name of Gaming Lottery Corporation for One (1) share of the common stock of Printing Associates Incorporated duly endorsed for transfer.

    Dated: JANUARY 30, 1997.
           ----------

                   ONLINE INTERNATIONAL CORPORATION

                   By: /s/ James D. Russell
                      -------------------------------------
                   Its:  PRESIDENT
                       ------------------------------------

                                      [SEAL]

                               RECEIPT


THE UNDERSIGNED hereby acknowledges receipt of Stock Certificate No. 4 issued in the name of Gaming Lottery Corporation for One Hundred (100) shares of the common stock of Printing Associates Incorporated duly endorsed for transfer.

    Dated: JANUARY 30, 1997.
           ----------

                   ONLINE INTERNATIONAL CORPORATION


                   By: /s/ James D. Russell
                      -------------------------------------
                   Its:   PRESIDENT
                       ------------------------------------

                                        [SEAL]

                                 [LOGO]
 NUMBER                                                   SHARES
|      |                                                 |  100  |
 ------                                                   -------

            INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

                      PRINTING ASSOCIATES INCORPORATED

             THE CORPORATION IS AUTHORIZED TO ISSUE 200 SHARES

THIS CERTIFIES THAT:  GAMING LOTTERY CORPORATION IS THE OWNER OF
ONE HUNDRED ------------------------------- FULLY PAID AND NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY A DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.
IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION.
DATED October 23, 1996

/s/ J.M. WHITE                            /s/ [ILLEGIBLE]
------------------------------         ------------------------------
    PRESIDENT                               SECRETARY
------------------------------         ------------------------------
                               [SEAL]

                                          SEE TRANSFER RESTRICTIONS ON REVERSE

NOTICE: RESTRICTIONS ON TRANSFER

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL. ANY OFFER OR DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

                                   [SEAL]

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

    TEN COM --as tenants in common                     UNIF GIFT MIN ACT--                   Custodian                     (Minor)
                                                                          -------------------         --------------------
    TEN ENT --as tenants by the entireties                      under Uniform Gifts to Minors Act                           (State)
                                                                                                 ----------------------------
    JT TEN --as joint tenants with right of survivorship
             and not as tenants in common                                                PLEASE INSERT SOCIAL SECURITY OR OTHER
                                                                                              IDENTIFYING NUMBER OF ASSIGNEE
FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO              ---------------------------------------
                                                                                         |                                       |
          ONLINE INTERNATIONAL CORPORATION                                               |                                       |
---------------------------------------------------------------------------------------------------------------------------------
          PLEASE PRINT OR TYPEWRITE NAME AND ADRESS OF ASSIGNEE

---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                    100    Shares
---------------------------------------------------------------------------------------------------------------------------

REPRESENTED BY THE WITHIN CERTIFICATE, AND HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS
                                                                                      -------------------------------------------
                                                                                                    ATTORNEY TO TRANSFER THE SAID
----------------------------------------------------------------------------------------------------
SHARES ON THE BOOKS OF THE WITHIN-NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.
DATED  January 30, 1997
      ----------------------------              /s/ [ILLEGIBLE]
          IN PRESENCE OF                  ---------------------------------
                                             TORTOLA            B.V.I.
/s/ [ILLEGIBLE]               B.V.I.
-----------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

                               [LOGO]
 NUMBER                                                               SHARES
|      |                                                            |  100  |
 ------                                                              -------
         INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

                    PRINTING ASSOCIATES INCORPORATED

          THE CORPORATION IS AUTHORIZED TO ISSUE 200 SHARES

THIS CERTIFIES THAT:  GAMING LOTTERY CORPORATION IS THE OWNER OF
ONE ----------------------------------------- FULLY PAID AND NON-ASSESSABLE
SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY A DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.
IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION.
DATED December 16, 1996


/s/ J. White                            /s/ Victoria Danseglio
------------------------------         ------------------------------
    PRESIDENT                               SECRETARY
------------------------------         ------------------------------
                               [SEAL]

                                          SEE TRANSFER RESTRICTIONS ON REVERSE

NOTICE: RESTRICTIONS ON TRANSFER

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL. ANY OFFER OR DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

[SEAL]

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.
    TEN COM --as tenants in common                     UNIF GIFT MIN ACT--                   Custodian                     (Minor)
                                                                          -------------------         --------------------
    TEN ENT --as tenants by the entireties                      under Uniform Gifts to Minors Act                           (State)
                                                                                                 ----------------------------
    JT TEN --as joint tenants with right of survivorship
             and not as tenants in common                                                   PLEASE INSERT SOCIAL SECURITY OR OTHER
                                                                                                 IDENTIFYING NUMBER OF ASSIGNEE
FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                 -------------------------------------
                                                                                            |                                     |
     ONLINE INTERNATIONAL CORPORATION                                                       |                                     |
----------------------------------------------------------------------------------------------------------------------------------
          PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                           SHARES
---------------------------------------------------------------------------------------------------------------------------

REPRESENTED BY THE WITHIN CERTIFICATE, AND HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS
                                                                                        -----------------------------------------
                                                                                                    ATTORNEY TO TRANSFER THE SAID
----------------------------------------------------------------------------------------------------
SHARES ON THE BOOKS OF THE WITHIN-NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.
DATED  January 30, 1997
    ------------------------------          /s/ [ILLEGIBLE]
                    IN PRESENCE OF          ---------------------------------
                                                TORTOLA     B.V.I.
/s/ [ILLEGIBLE]              B.V.I.
-----------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

LAW OFFICES OF
                                                          SUITE 333
CARMINE J. BUA                                    3238 CAMINO DEL RIO NORTH
                                               SAN DIEGO, CALIFORNIA 92108-1789
                                                  TELEPHONE (619) 280-8000
                                                  FACSIMILE (619) 280-8001

                             January 21, 1996   REPLY TO FILE NO.     3223CD

Mr. Larry Weltman
Executive Vice-President
Gaming Lottery Corporation
Simmons Building
Wickham's Cay 1
P.O. Box 961, Road Town
Tortola, BVI

         Re: LEGAL OPINION REGARDING STOCK PURCHASE AGREEMENT BETWEEN ONLINE
             INTERNATIONAL CORPORATION AND GAMING LOTTERY CORPORATION

Dear Mr. Weltman:

    We have acted as counsel for Online International Corporation, a Nevada corporation ("OIC" or the "Company") in connection with the Stock Purchase Agreement dated January ____, 1997 (the "Agreement") between OIC and Gaming Lottery Corporation, a British Virgin Islands corporation ("GLC"). Pursuant to the Agreement, OIC will be acquiring all of the issued and outstanding shares of common stock of Printing Associates, Inc. ("PAI"), and wherein PAI will become a wholly owned subsidiary of OIC.

    In giving this opinion, we have examined such documents and made such other investigations as we have deemed appropriate and relevant in order to furnish this opinion, including the review of certain OIC corporate records.

    In our examination, we have assumed the genuineness of all signatures (other than the signatures of OIC), the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such documents.

Mr. Larry Weltman
January 21, 1997
Page 2

    We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the State of Nevada and the laws of the United States of America as currently in effect.

    1. BASIS FOR OPINION: The documentary basis and other basis for this opinion is my review and analysis of the following:

       1. The Company's Articles of Incorporation, Certificate of Amendment, By-Laws, Minutes of Board of Directors Meeting, Minutes of Shareholder meetings and Shareholder Lists (collectively the "Company Records").

       2. My review and analysis of the Agreement.

       3. Action by Written Consent of the Shareholders of Online
          International Corporation (the "Consent").

       4. My review and analysis of the resolutions of the Boards of Directors of OIC authorizing the Agreement, the issuance of the Series A Preferred Shares and amending the Articles of Incorporation to establish a class of Preferred Shares (collectively the "Resolutions").

       5. My review and analysis of the OIC Series A Preferred Share Certificate for 250 shares R/N/O GLC.

       6. My review and analysis of the U.S. Securities Act of 1933 (the "Act"), SEC Regulation S ("Regulation S") and Nevada Revised Statutes Sections 78.211, 78.215, 78.3784, 78.3785, 78.379.1 and 90.530.11
          (collectively the "Nevada Statutes") as they apply to the Agreement.

    2. LEGAL OPINION: Based upon my review of the Company Records, the Agreement, the Consent, the Resolutions, the Act, Regulation S, and the Nevada Statutes, it is our opinion that:

Mr. Larry Weltman
January 21, 1997
Page 3

       1. The Company is a corporation, dully incorporated, validly existing and in good standing under the laws of Nevada, is current in all of its regulatory filings, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

       2. The execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated thereby having been duly authorized by all necessary action on the part of the Company. The Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

       3. The authorized capital of the Company consists of 100,000,000 shares with a par value of $.001 and of which 1,250,000 common shares have been validly authorized and issued by the Company, are outstanding as fully paid and non-assessable shares and were issued in full compliance with the Act and reliance upon the private placement exemption or exempt transaction pursuant to Nevada Revised Statutes
          Section 90.530.11.

       4. The Company is further authorized to issue a series of Preferred Stock pursuant to terms and conditions as determined by the Board of Directors of the Company.

       5. The Series A Preferred Shares (as defined in the Agreement) delivered pursuant to the Agreement have been legally and validly issued, are fully paid and non-assessable and have been issued in compliance with the all federal and state securities laws including but not limited to the Act, Regulation S and the Nevada Statutes.

       6. The holder of all the outstanding and issued shares of OIC pursuant to the Consent has approved the Agreement, the

Mr. Larry Weltman
January 21, 1997
Page 4

          amending of the Company's Articles of Incorporation to establish a class of Preferred Shares and the issuance of 250 Series A Preferred Shares pursuant to the terms and conditions as established by the Company's Board of Directors.

       7. The voting rights resulting from the conversion of the Series A Preferred Shares may result in certain Shareholders obtaining "control shares" and a "controlling interest" in OIC as the terms are defined in Nevada Revised Statutes Sections 78.3784 and 78.3785. The voting rights of these control shares have been approved by the Shareholders of GLC pursuant to Nevada Revised Statute Section 78.379.1.

    3. USE OF LEGAL OPINION: This opinion is being furnished only to yourself, and the other parties to the contemplated transaction, and shall not be distributed to and may not be relied upon by any other party.

    I trust this opinion will be of assistance to you.

                                  Very truly yours,

                                  /s/ Carmine J. Bua, III

                                  CARMINE J. BUA, III

CJB:dic

cc: Online International Corporation

3223CD

         MINUTES OF SPECIAL MEETING OF BOARD OF DIRECTORS

                             OF

               ONLINE INTERNATIONAL CORPORATION


    Pursuant to duly provided notice to all of the directors of ONLINE INTERNATIONAL CORPORATION, a Special Meeting of the Board of Directors of said corporation was held via telephone conference call on January 2, 1997, at the hour of 11:00 a.m. with said telephone conference call originating from 3838 Camino Del Rio North, Suite 333, San Diego, California 92108.

    Directors present on the line were:

    1.   JAMES D. RUSSELL

    Directors absent were:

    1.   None

    Also on the line were:

    1.   CARMINE J. BUA, III, ESQ.

    The meeting was called to order for the purpose of discussing the current status of the corporation and discussing and evaluating various other matters concerning the reorganization of the corporation. MR. JAMES D. RUSSELL acted as the Chairman for the meeting and appointed CARMINE J. BUA, III to act as Secretary for this meeting.

    MR. JAMES D. RUSSELL discussed the following matters:

    1. ACQUISITION OF PRINTING ASSOCIATES, INC.: That pursuant to the earlier authorized negotiations, that the corporation has entered into a definitive Stock Purchase Agreement with Gaming Lottery Corporation, a British Virgin Islands corporation ("GLC") for the acquisition of all of 101 issued and outstanding shares of Printing Associates, Inc. ("PAI"). PAI is a wholly owned subsidiary of GLC.

    2. PAI ACQUISITION TERMS AND CONDITIONS: The PAI shares are to be exchanged for 250 "Series A Preferred Shares" in the total amount of $25,000,000 as the consideration for the Preferred Shares. The terms and conditions will be as set forth in the attached Exhibit "A" to these minutes. The acquisition will include all of the present assets and liabilities of PAI.

    3.  AMENDMENT TO ARTICLES OF INCORPORATION TO ESTABLISH CLASS OF PREFERRED
        SHARES: It will therefore be necessary in order to implement the acquisition of PAI, for the corporation to amend its Articles of Incorporation to provide for and to authorize Preferred Stock.

    Upon motions duly made, seconded and unanimously carried, the following resolutions were passed:

                           APPROVAL OF ACQUISITION OF
                            PRINTING ASSOCIATES, INC.

    RESOLVED, that the corporation, subject to shareholder approval, hereby authorizes and approves the acquisition of PRINTING ASSOCIATES, INC. for the issuance of 250 Series A Preferred Shares for a total consideration of $25,000,000.

                       DESIGNATION OF RIGHTS, PREFERENCES,
                         PRIVILEGES AND RESTRICTIONS OF
                           SERIES A PREFERRED SHARES

    RESOLVED FURTHER, that the rights, preferences, privileges and restrictions of the Series A Preferred Shares are hereby established as set forth in the attached Exhibit "A" to these minutes.

                     AMENDMENT OF ARTICLES OF INCORPORATION
                          TO AUTHORIZE PREFERRED STOCK

    RESOLVED FURTHER, that subject to shareholder approval, the ARTICLE FOURTH is hereby amended to read as follows:

    FOURTH. That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock @ $.001 par value. Said common shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

    Preferred Stock may also be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock.

                    AUTHORITY TO ACT ON BEHALF OF THE
                     CORPORATION WITH RESPECT TO THE
                 ACQUISITION OF PRINTING ASSOCIATES, INC.

    RESOLVED FURTHER, that the President of the corporation, JAMES D. RUSSELL is hereby authorized to act on behalf of the corporation with respect to the acquisition of PRINTING ASSOCIATES, INC. and is further specifically authorized to execute the Stock Purchase Agreement and all other required documents on behalf of the corporation and to represent the corporation at the closing of the transaction in Tortola, British Virgin Islands scheduled for on or before January 31, 1997.

                                 ADJOURNMENT

    There being no further business to come before the Board, upon motion duly made, seconded and unanimously carried, the meeting was adjourned at 11:32 a.m.

                                       /s/ Carmine J. Bua, III
                                       --------------------------------------
                                       CARMINE J. BUA, III
                                       Acting Secretary

                                     EXHIBIT "A"

                   RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                             OF SERIES A PREFERRED SHARES

    The rights, preferences, privileges and restrictions of these shares Series "A" Preferred Shares (the "Shares") are as follows:

    1. DIVIDENDS: A fixed, preferential non-cumulative cash dividend rate of five percent (5%) payable semi-annually and to commence thirty (30) months from the date hereof. This dividend rate to be adjusted to reflect any reorganization of the present capitalization structure of the corporation.

    2. LIQUIDATION PREFERENCE: The preferential right to participate in any distribution or liquidation or dissolution of the corporation.

    3. LIMITED VOTING RIGHTS: Except as specifically set forth here in Paragraph 11, these Shares shall not have the right to vote in the same manner and on the same corporate matters as the holders of common stock of the corporation.

    4. CONVERSION RIGHTS: The right to convert all or any portion thereof of the Shares into shares of common stock at a conversion rate of one (1) preferred share for 16,667 common shares utilizing a $6.00 per share conversion rate as the capitalization of the corporation as of the date hereof with said rate to be adjusted to reflect any reorganization of the capitalization structure of the corporation. This right to convert all or any portion thereof of the Shares shall remain with the Holder or its transferees or assignees in perpetuity.

    5. CONVERSION DATE: The Conversion Date for this Shares shall commence thirty (30) days after the date hereof.

    6. MANNER OF EXERCISE OF CONVERSION RIGHTS: In order to exercise the conversion rights of these Shares, the Holder of said Shares must give written notice to the corporation no earlier than ten (10) days after the Conversion Date of its intention to exercise its conversion rights.

    7. RESERVATION OF COMMON STOCK: The corporation shall, at all times during the period which the Holder of the Shares has the right to convert the Shares to common shares of the corporation, reserve and keep available out of its authorized but unissued common shares, such amount of its duly authorized shares of common stock as shall be necessary to effect the conversion of these Shares.

    8. CONVERSION LIMITATIONS: The Holder of these Shares shall only be permitted to convert that amount of its Shares which would result after such conversion with the Holder then owning a maximum of twenty percent (20%) of the then issued and outstanding common shares of the corporation. The Holder may cumulatively convert a total amount of its Shares which will result in the Holder having cumulatively owned common shares in excess of this twenty percent (20%) limitation. However, upon the completion of any single conversion transaction, the Holder will be limited to a then present ownership of a maximum of twenty percent (20%) of the issued and outstanding common shares of the corporation. However, in the event the corporation is in breach of any of its obligations as set forth herein in Paragraph 10, the conversion rights of the Holder shall not be subject to the conversion limitations set forth in this Paragraph 6.

    9. ISSUANCE OF SHARES PURSUANT TO REGULATION S: The shares of common stock that are to be issued to the Holder of the Shares resulting from the exercise of its conversion rights, shall be issued pursuant to SEC Regulation S if the converting Holder is a "non-U.S. person" and further satisfies all of the other conditions of SEC Regulation S.

    10. CONDITIONS, OBLIGATIONS AND REQUIRED APPROVALS: The corporation shall be required to provide the Holder of the Shares the documents set forth below and to refrain from certain corporate actions unless the corporation obtains the prior written approval of no less than fifty-one percent (51% of the issued and outstanding Series A Preferred Shares:

        1. FINANCIAL STATEMENTS: To provide the Holder with copies of all regularly prepared quarterly and annual financial statements of the corporation.

        2. ACCESS TO BOOKS AND RECORDS: To provide the Holder with reasonable access for review, inspection and copying of the corporation's books and records.

        3. APPOINTMENT AND COMPENSATION OF OFFICERS: To obtain the written approval of the Holder for the appointment and compensation of all officers and management and supervisory personnel of the corporation, including but not limited to its executive officers.

        4. CAPITAL EXPENDITURES: To make no capital expenditures in excess of $100,000 without the prior written approval of the Holder.

        5. ACQUISITIONS AND MERGERS: To make no acquisitions and/or mergers with other entities without the prior written approval of the Holder.

        6. ISSUANCE OF SECURITIES AND ADJUSTMENT TO CAPITAL STRUCTURE: To issue any shares of common stock or other securities, incur any debt other than ordinary trade creditors, declare any type of stock or cash dividend or make any adjustment to the capitalization of the corporation without the prior written approval of the Holder.

        7. POSITIVE SHAREHOLDER EQUITY: To maintain at all times both a positive shareholder equity and positive working capital.

    11. BREACH OF CONDITIONS AND OBLIGATIONS: In the event of a breach of any of the conditions set forth above in Paragraph 10 on the part of the corporation and/or the corporation fails to obtain the required approvals of the Holders as further set forth above in Paragraph 10, the corporation shall be deemed to be in "default" and the Holder hereof shall be entitled to exercise the following rights with respect to its Shares:

        1. VOTING RIGHTS: The Shares shall have the same voting rights as the common shares of the corporation and shall not be subject to the provisions of Paragraph 3 herein.

        2. CONVERSION RIGHTS: The Holder hereof shall be entitled to convert any portion up to the entire amount of its Shares and shall not be subject to the conversion limitations set forth in Paragraph 8 herein.

    12. TRANSFERABILITY OF SHARES: The Holder of these Shares shall have the absolute right to transfer or assign all or any portion thereof of the Shares. The transferee or assignee of the Shares shall have all of the rights, preferences and privileges of the Shares and shall be subject to the same restrictions of said Shares.

                          ACTION BY WRITTEN CONSENT
                            OF THE SHAREHOLDERS OF
                          ONLINE INTERNATIONAL, INC.
                            (a Nevada corporation)

    The undersigned shareholder, pursuant to Nevada Revised Statutes Section 78.320.2, as the beneficial owner of all of the issued and outstanding shares of ONLINE INTERNATIONAL, INC., a Nevada corporation, does hereby consent to and adopt the following:

    1. Approval of the acquisition of PRINTING ASSOCIATES, INC. for the issuance of 250 Series A Preferred Shares for a total consideration of $25,000,000.

    2. Approval to amend ARTICLE FOURTH of the Articles of Incorporation to read as follows:

         FOURTH. That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock @ $.001 par value. Said common shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

         Preferred Stock may also be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock.

    3. Approval of the voting rights resulting from the conversion of the Series A Preferred Shares in the event said resulting shares become control shares pursuant to Nevada Revised Statutes Section 78.379.1

    A facsimile transmission of my signature shall be sufficient to serve as my consent, adoption and approval of the above-described matters.


DATED:  JANUARY 22, 1997                    /s/ Norla Rutledge
     -----------------------------          ------------------------------
                                            Signature of Shareholder

                                            NORLA RUTLEDGE
                                            ------------------------------
                                            Printed Name of Shareholder


                                            1,250,000
                                            ------------------------------